UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 25, 2013

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
55 Network Drive Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On June 25, 2013, Dyax Corp. ("Dyax") filed an Investigational New Drug application ("IND") with the U.S. Food and Drug Administration ("FDA") to allow clinical testing of DX-2930, Dyax's fully human monoclonal antibody inhibitor of plasma kallikrein.  Subject to review and comment by the FDA on the IND, clinical testing of DX-2930 can commence 30 days following the IND filing.  If the FDA does not comment on the IND within 30 days after filing, Dyax intends to commence a Phase 1 trial to evaluate the safety, tolerability and pharmacokinetics of DX-2930 in healthy volunteers.

The information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Act"), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Act, except to the extent that Dyax specifically incorporates it by reference.

Certain information included in this current report is forward-looking in nature within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  This report uses terminology such as “believes,” “plans,” “expects,” “intends” and similar expressions to identify forward-looking statements.  Examples of forward-looking statements in this report include statements about our intention to commence a Phase I trial of DX-2930.  The forward-looking statements in this report are based on our current good faith beliefs; however, actual results may differ due to inaccurate assumptions regarding our ability to initiate, or hire a third party to initiate, such trial in a timely manner.  Consequently, we cannot guarantee that any of the forward-looking statements will prove to be accurate.  The forward-looking statements in this report speak only as of the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	June 27, 2013	By:	/s/ George Migausky
George Migausky,
Executive Vice President and
Chief Financial Officer